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                                  COMPUSA INC.
                            NONSTATUTORY OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Plan, the following terms will have the following meanings:

         1.1.     BOARD means the Company's Board of Directors.

         1.2. CAUSE means an act or acts engaged in by a Participant involving (i) a felony, (ii) fraud, (iii) embezzlement, (iv) gross or willful neglect of duty or misconduct, (v) the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company.

         1.3. COMMITTEE means a committee comprised of two or more Directors of the Company, appointed by the Board; provided that the full Board may at any time, in its sole discretion, exercise any or all functions and authority of the Committee.

         1.4. COMMISSION means the United States Securities and Exchange Commission.

         1.5.     COMPANY means CompUSA Inc., a Delaware corporation.

         1.6. DISABILITY of a Participant will be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuing period of not less than 12 months. In the case of any dispute as to whether or not a Participant is disabled within the meaning of this Section, the determination of disability will be made by a licensed physician selected by the Board and acceptable to the Participant, which physician's decision will be final and binding.

         1.7. EMPLOYEE means any employee of the Company or of any of its subsidiaries who is not also an officer or director of the Company.

         1.8. EMPLOYMENT AGREEMENT means an agreement, if any, between the Company or any subsidiary thereof and a Participant, setting forth the terms and conditions of the Participant's employment by the Company or such subsidiary.

         1.9. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         1.10. MARKET VALUE means, on any date, the closing price per share of the Stock on the New York Stock Exchange on such date.

         1.11. OPTION means an option to purchase Stock granted under the Plan.


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         1.12.    OPTION AGREEMENT means a written agreement between the Company and a Participant setting forth the terms and conditions of an Option.

         1.13. OPTION PRICE means the price to be paid by a Participant for a share of Stock upon exercise of an Option.

         1.14.    PARTICIPANT means a person to whom an Option has been granted.

         1.15. PLAN means this Nonstatutory Option Plan of the Company, as amended from time to time.

         1.16. RETIREMENT means resignation by the Participant on or after the date on which the Participant has served the Company or one or more subsidiaries thereof for at least five years in the aggregate.

         1.17.    SECURITIES ACT means the Securities Act of 1933, as amended.

         1.18. STOCK means Common Stock, par value $.01 per share, of the Company or, in the event the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different security of the Company or some other corporation, such other security.

                                   ARTICLE II
                                     GENERAL

         2.1. PURPOSE. This Plan is intended to encourage ownership of Stock by Participants and to provide additional incentives for them to promote the success of the Company's business.

         2.2.     TERM OF THE PLAN. Options may be granted not later than May 4,
2009.

         2.3.     STOCK SUBJECT TO THE PLAN. Subject to the provisions of
Section 5.2 and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Stock that may be issued from time to time pursuant to the Plan may not exceed 1,000,000 shares. Shares to be issued pursuant to Options may be either authorized but unissued shares or shares held by the Company in its treasury. If shares of Stock are reacquired by the Company pursuant to the provisions of the Plan or if Options expire or terminate for any reason without having been exercised in full, the reacquired shares and/or the shares not purchased will again be available for issuance under the Plan to the extent permitted by law.

         2.4. ELIGIBILITY. Any Employee will be eligible to be a Participant.

         2.5. ACCELERATION IN CERTAIN EVENTS. The Committee may accelerate the exercisability of any Option in whole or in part at any time. In addition, notwithstanding the provisions of any Option Agreement, the following provisions will apply:


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                  (a)      MERGERS AND REORGANIZATIONS. In the event the Company
         or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option will become immediately exercisable with respect to the full number of shares subject to that Option; provided that no Option will be immediately exercisable under this Section 2.5 on account of any agreement of merger or other reorganization when the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction.

                  (b) CHANGE IN CONTROL. All Options will become immediately exercisable in the event any Person (other than a Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) or its successors promulgated under the Exchange Act) meets the requirements for becoming an Acquiring Person, whether or not a Distribution Date occurs or the Rights are redeemed by the Company, as those terms are defined in the Rights Agreement dated as of April 29, 1994 between the Company and Bank One, Texas, N.A., as Rights Agent (American Stock Transfer & Trust Company became successor Rights Agent August 19, 1996).

         2.6. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding any other provision of the Plan, if at any time in the reasonable opinion of the Company the issuance of shares of Stock pursuant to an Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares of Stock until (i) approval has been obtained from such governmental agencies, other than the Commission, as may be required under any applicable law, rule or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Commission, one of the following conditions has been satisfied:

                  (a) the issuance of shares of Stock is effectively registered under the Securities Act; or

                  (b) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares has been obtained by the Company from the staff of the Commission.

The Company will make all reasonable efforts to bring about the occurrence of such events.

         2.7.     PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION.

                  (a) Unless the issuance of shares of Stock to be issued pursuant to an Option has been effectively registered under the Securities Act, the Company will be under no obligation


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         to issue any shares of Stock pursuant to an Option unless the
         Participant gives a written representation to the Company that is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he is acquiring the shares of Stock issued pursuant to such Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Stock.

                  (b) If required in the opinion of counsel, each certificate representing shares of Stock issued pursuant to an Option will bear a reference to the investment representation made in accordance with this Section 2.7 and to the fact that no registration statement has been filed with the Commission in respect of the issuance of such shares of Stock.

                  (c) If the Company deems it necessary or desirable to register under the Securities Act or other applicable statutes the issuance of any shares of Stock with respect to which an Option has been granted, or to qualify the issuance of any such shares for exemption from the Securities Act or other applicable statutes, then the Company will take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its Directors and officers from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         2.8.     WITHHOLDING.

                  (a) Whenever shares of Stock are to be issued pursuant to an Option, the Company will have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares of Stock.

                  (b) When a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Option, such payment may be made, in whole or in part, (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Stock already owned by the Participant having a Market Value on the date on which the amount of tax to be withheld is determined equal to the amount required to be withheld, (iv) with respect to Options, through the withholding by the Company of a portion of the shares of Stock acquired upon the exercise of the Options, or (v) in any other form of valid consideration, as permitted by the Committee in its sole discretion.


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         2.9.     RESERVATION OF STOCK. The Company must at all times during the term of the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

         2.10. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS. Nothing contained in the Plan or in any Option will confer upon any Participant any right with respect to the continuation of his employment or service with the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

                                   ARTICLE III
                                 ADMINISTRATION

         3.1. ADMINISTRATION. Subject to the provisions of the Plan, the Plan will be administered by the Committee. The Committee will have sole discretion and authority to determine from time to time the Participants to whom Options will be granted and the number of shares of Stock subject to each Option, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and interpret the terms and provisions of each Option Agreement and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion deems relevant. The Committee's determinations on the matters referred to in this Section 3.1 will be conclusive.

                                   ARTICLE IV
                                     OPTIONS

         4.1 GRANT OF OPTIONS. The Committee may, in its sole discretion, grant Options in accordance with the terms and conditions set forth in the Plan. Each Option Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

         4.2. TIME OF GRANTING OPTIONS. The granting of an Option will take place at the time specified in the Option Agreement.

         4.3. OPTION PRICE. The Option Price under each Option will be as specified in the Option Agreement.


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         4.4.     OPTION PERIOD. The option period under each Option will be as specified in the Option Agreement. Options may become exercisable in such installments, cumulative or noncumulative, as the Committee may determine.

         4.5.     EXERCISE OF OPTIONS.

                  (a) METHOD OF EXERCISE. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Stock.

                  (b) PAYMENT OF PURCHASE PRICE. The purchase price of any shares of Stock purchased must be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Stock, if permitted by the Committee, (iv) if then permitted under the laws of the State of Delaware and approved by the Committee, by a promissory note for the total purchase price of the shares of Stock being purchased, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Stock, (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Stock purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its sole discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Stock, those shares will be valued at the then Market Value.

         4.6. TERMINATION OF EMPLOYMENT WITH THE COMPANY. If a Participant ceases to be employed by the Company or any subsidiary thereof because the Participant is terminated for Cause, any Options held by that Participant will automatically expire. If a Participant's employment is terminated for any reason other than for Cause or due to death, such Participant's Option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 30 days after he ceases to be an Employee (or within (i) three months after termination if on account of Retirement or (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. If a Participant dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an Employee, such Participant's Option will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that


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it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following: (i) if any facts that would constitute Cause for termination of employment of a Participant are brought to the attention of the Committee after the Participant's employment with the Company or any subsidiary thereof has ended, any Options then held by the Participant may be immediately terminated by the Committee and (ii) if a Participant is an Employee employed pursuant to a written Employment Agreement, the Participant's employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

         4.7. TRANSFERABILITY OF OPTIONS. The Committee may, in its sole discretion, provide in any Option Agreement (or in an amendment to any existing Option Agreement) such provisions regarding transferability of the Options as the Committee, in its sole discretion, deems appropriate.

         4.8. LIMITATION OF RIGHTS IN STOCK. A Participant will not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent the Option has been exercised with respect thereto and, in addition, a certificate has been issued therefor and delivered to the Participant or his agent. Any Stock issued pursuant to the Option will be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Certificate of Incorporation of the Company (as amended or restated from time to time), the Bylaws of the Company (as amended or restated from time to time) and any applicable Employment Agreement.

                                    ARTICLE V
                      TERMINATION, AMENDMENT AND ADJUSTMENT

         5.1. TERMINATION AND AMENDMENT OF THE PLAN. The Board (or, if the Board has specifically delegated this authority to the Committee, the Committee) may at any time terminate the Plan or make such modifications of the Plan as it deems advisable. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option has theretofore been granted, adversely affect the rights of such Participant under such Option.

         5.2. ADJUSTMENT. In the event of any stock dividend payable in Stock or any split-up or contraction of the number of shares of Stock after the date an Option is granted and prior to the exercise in full of an Option, the number of shares subject to such Option and, if applicable, the Option Price, will be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares a Participant would have received if he had held the full number of shares of Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (together with all other shares, stock and securities


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thereafter issued in respect thereof) will thereupon be subject to the Option.
Upon dissolution or liquidation of the Company, all Options will terminate, but the Participant will have the right, immediately prior to such dissolution or liquidation, to exercise any Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share of Stock will be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option will cause such number to include a fraction of a share, such number of shares will be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 5.2, the number of shares of Stock available for the purpose of the Plan as stated in Section 2.3 will be correspondingly adjusted.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted under the Plan will be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Participant, at his residence address last filed with the Company and (b) if to the Company, at 14951 North Dallas Parkway, Dallas, Texas 75240 Attention: President, or to such other persons or addresses as the Participant or the Company may specify by a written notice to the other from time to time.

         6.2. PLAN BINDING ON SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company.

         6.3. NUMBER AND GENDER. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the female gender.



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